EXHIBIT 15.1

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware of the incorporation by reference in the Registration Statements (Forms S-8) and related Prospectuses pertaining to PacifiCare Health Systems, Inc.’s 1996 Stock Option Plan for Officers and Key Employees, as amended, Amended and Restated 1996 Non-Officer Directors Stock Option Plan, as amended 1997 Premium Priced Stock Option Plan, as amended, Third Amended and Restated PacifiCare Health Systems, Inc. Non-Qualified Deferred Compensation Plan, Second Amended and Restated Statutory Restoration Plan, 2001 Amendment and Restatement of the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, as amended, 2000 Employee Plan, as amended, and 2001 Employee Stock Purchase Plan; in the Registration Statement (Amendment No. 1 to Form S-3 number 333-74812) and related Prospectus, the Registration Statement (Form S-4 number 333-91074) and related Prospectus, the Registration Statement (Form S-4 number 333-102909) and related Prospectus, and the Registration Statement (Form S-3 number 333-107891) and related Prospectus of PacifiCare Health Systems, Inc. of our report dated April 27, 2004 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2004 and 2003.

/s/ ERNST & YOUNG LLP

Irvine, California

May 5, 2004